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                                                                       EXHIBIT H
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                             STOCKHOLDERS AGREEMENT

                                     AMONG

                          FIBERNET TELECOM GROUP, INC.

                                      AND

                              CERTAIN STOCKHOLDERS

                            DATED AS OF MAY 7, 1999


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                                                STOCKHOLDERS AGREEMENT dated as
                                    of May 7, 1999, among FIBERNET TELECOM
                                    GROUP, INC., a Nevada corporation (the
                                    "Company"), and certain stockholders of the Company identified on Annex I hereto (each, a "Stockholder" and collectively, the "Stockholders").

            Each Stockholder owns, on the date hereof, that number of shares of Stock (as hereinafter defined) set forth opposite such Stockholder's name on Annex I hereto purchased pursuant to the Securities Purchase Agreement dated as of the date hereof (the "Securities Purchase Agreement") among the Company and the purchasers named therein. It is deemed to be in the best interest of the Company and the Stockholders that provision be made for the continuity and stability of the business and policies of the Company, and, to that end, the Company and the Stockholders hereby set forth their agreement with respect to the shares of Stock owned by the Stockholders.

            NOW, THEREFORE, in consideration of the premises and of the mutual consents and obligations hereinafter set forth, the parties hereto hereby agree as follows:

         Section 1. Definitions.

            Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement. As used herein, the following terms shall have the following respective meanings:

            "Affiliate" has the meaning ascribed thereto in the Purchase Agreement.

            "all or substantially all" shall have the meaning ascribed to such term in the Securities Purchase Agreement.

            "Board" means the Board of Directors of the Company.

            "Business Day" shall mean any day other than a Saturday or Sunday or a day on which banks are authorized or required to be closed in New York, New York.

            "Charter" shall mean the Certificate of Incorporation of the Company, as amended from time to time.

            "Common Stock" shall mean the common stock, $.001 par value, of the Company.

            "Concordia" shall mean Concordia Telecom Management, L.L.C., a Delaware limited liability company.

            "Founders Shares" shall mean at any time the shares of Common Stock, any securities which by their terms are exercisable or exchangeable for or convertible into Common Stock, and any securities of the Company received in respect thereof, which are held by the Founding Stockholders.
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            "Founding Stockholders" shall mean the Persons listed as
Stockholders under the heading "Founding Stockholders" in Annex I hereto, and shall include any successor to, or assignee or transferee of, any of the Founding Stockholders whether or not such Persons shall agree in writing to be treated as a Founding Stockholder and to be bound by the terms and to comply with the provisions of this Agreement.

            "Group" shall mean:

            (i) in the case of any Stockholder who is an individual, (A) such Stockholder, (B) the spouse, lineal descendants and adopted children of such Stockholder and (C) any trust for the benefit of any of the foregoing; and

            (ii) in the case of any Stockholder which is a corporation, limited liability company or partnership, (A) such corporation, limited liability company or partnership, (B) any corporation or other business organization to which such corporation, limited liability company or partnership shall sell or transfer all or substantially all of its assets or with which it shall be merged, (C) with respect to any limited liability company or partnership, any partner (general or limited) or member thereof and (D) any Affiliate of such corporation.

            "Majority in Interest" has the meaning ascribed to such term in the Securities Purchase Agreement.

            "Operating Budget" has the meaning ascribed to such term in the Securities Purchase Agreement.

            "Person" shall mean any individual, partnership, corporation, group, trust or other legal entity.

            "Proportionate Percentage" shall mean:

            (i) for the purposes of Section 3, the pro rata percentage of Stock being offered by a Selling Group pursuant to Section 3 that each Stockholder (other than the Selling Group) shall be entitled to purchase, which pro rata percentage, as to each such Stockholder, shall be the percentage figure which expresses the ratio, on a Common Stock equivalent basis (which for purposes of this Agreement shall mean the conversion of all securities convertible into Common Stock and the exercise of all options and warrants then exercisable for Common Stock), between the number of shares of Stock owned by such Stockholder and the aggregate number of shares of Stock owned by all Stockholders (other than the Selling Group) at the date of determination;

            (ii) for the purposes of Section 4, the pro rata percentage of the number of shares of Stock to which a Section 4 Offer relates that each Stockholder shall be entitled to Transfer to the Section 4 Purchaser, which pro rata percentage, as to each such Stockholder, shall be the percentage figure which expresses the ratio, on a Common Stock equivalent basis, between the number of shares of Stock owned by such Stockholder and the aggregate number of shares of Stock owned by all Stockholders and the
      Section 4 Offeree at the date of determination; and


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            (iii) for the purposes of Section 7, the pro rata percentage of
      Stock subject to purchase pursuant to Section 7 that each Stockholder shall be entitled to purchase, which pro rata percentage, as to each such Stockholder, shall be the percentage figure which expresses the ratio, on a Common Stock equivalent basis, between the number of shares of Stock owned by such Stockholder and the aggregate number of shares of Stock owned by all Stockholders at the date of determination.

      "Purchase Agreement" shall mean the Securities Purchase Agreement dated as of the date hereof by and among the Company and the Purchasers as the same may be amended, modified or supplemented from time to time pursuant to the terms thereof.

            "Purchasers" shall mean the Persons listed as Stockholders under the heading "Purchasers" in Annex I hereto, and shall include any successor to, or assignee or transferee of, any of the Purchasers whether or not such Persons shall agree in writing to be treated as a Purchaser and to be bound by the terms and to comply with the provisions of this Agreement, each a "Purchaser".

            "Qualified Public Offering" shall mean a fully underwritten public offering (underwritten by a reputable underwriter of national reputation) of shares of Common Stock registered pursuant to the Securities Act with proceeds to the Company of at least $30,000,000 (net of underwriting discounts and expenses) or otherwise on terms reasonably acceptable to the Majority in Interest.

            "Securities Act" shall mean the Securities Act of 1933 together with any applicable regulations, as the same may be amended from time to time.

            "Selling Group" shall mean a Stockholder or a member of the Group of a Stockholder proposing to Transfer its Stock, or which has delivered a notice of intention to Transfer, pursuant to Section 3 or Section 4 hereof.

            "Series C Preferred Stock" shall mean the Series C Convertible Preferred Stock, par value $.001, of the Company.

            "Signal" shall mean Signal Capital Partners, L.P., a Delaware limited partnership.

            "Stock" shall mean (i) the presently issued and outstanding shares of Common Stock and Series C Preferred Stock and any options, warrants or other instruments exercisable therefor (which options, warrants or other instruments shall be deemed to be that number of outstanding shares of Stock for which they are exercisable), (ii) any additional shares of capital stock of the Company hereafter issued and outstanding and (iii) any shares of capital stock of the Company into which such shares may be converted or for which they may be exchanged or exercised.

            "Stockholders" shall mean those Persons identified on Annex I and shall include any other person who agrees in writing with the parties hereto to be bound by and to comply with all applicable provisions of this Agreement as a Stockholder hereunder.


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            "Transfer", as to any Stock shall mean to sell, or in any other way transfer, assign, pledge, distribute, encumber or otherwise dispose of, such Stock, either voluntarily or involuntarily and with or without consideration.

            "Trident" shall mean Trident Telecom Partners LLC, a Delaware limited liability company.

         Section 2. Limitations on Transfers of Stock by Stockholders.

            The Stockholders shall not, at any time during the term of this Agreement, Transfer any Stock without first complying with the provisions of Sections 3, 4 and 6; provided, that a Stockholder may Transfer Stock to another member of the Group of such Stockholders without complying with Sections 3, 4 and 6 if the recipient of such Stock shall agree in writing with the parties to this Agreement to be bound by and to comply with all applicable provisions of this Agreement and to be deemed a Stockholder; and provided further that in no event shall any Stockholder Transfer any Stock prior to the first anniversary of this Agreement without the prior written consent of Signal and Trident unless such Transfer of Stock is specifically permitted under any exemption, rule or regulation of the Securities Act. Any Transfer made or attempted to be made in contravention of the terms of this Section 2 shall be null and void.

         Section 3. Right of First Refusal.

            Except as otherwise provided in Section 2, each Stockholder hereby agrees that he or it shall not Transfer any Stock, except in accordance with the following procedures:

            (a) In the event such Stockholder desires to Transfer any of the shares of Stock held by such Stockholder to a Person, the Selling Group shall first deliver to the Stockholders a written notice (the "Section 3 Offer Notice"), which shall be irrevocable for a period of 30 days after delivery thereof, offering (the "Section 3 Offer") all of the Stock proposed to be Transferred by the Selling Group at the purchase price and on the terms specified therein (such Section 3 Offer Notice shall include the foregoing information and all other relevant terms of the proposed Transfer). The Stockholders shall have the right and option, for a period of 30 days after receipt of a Section 3 Offer Notice, to accept all of its Proportionate Percentage of the Stock so offered at the purchase price and on the terms stated in the Section 3 Offer Notice by delivering written notice of acceptance to the Selling Group within said 30-day period. If the Selling Group shall not have received an acceptance for the Section 3 Offer from a Stockholder (the "Non-Interested Stockholder") for all of its Proportionate Percentage of Stock within said 30-day period, the Selling Group shall deliver to the Stockholders which have delivered a written notice of acceptance for the Section 3 Offer a second written notice (the "Section 3 Second Offer Notice"), which shall be irrevocable for a period of 15 days after the delivery thereof, offering (the "Section 3 Second Offer") all of the Stock proposed to be transferred by the Selling Group not accepted by the Non-Interested Stockholders on the same terms and conditions contained in the Section 3 Offer Notice. The Stockholders (other than the Non-Interested Stockholders) shall have the right and option, for a period of 15 days after receipt of a Section 3 Second Offer Notice, to accept all or any part of its Proportionate Percentage of Stock so offered at the terms stated in the Section 3 Second Offer Notice by delivering written notice of acceptance to the Selling Group within said 15-day period.


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            (b) A notice of acceptance delivered by any of the Stockholders pursuant to Section 3(a) shall be a binding commitment to purchase the Stock referred to therein.

            (c) Transfers of Stock under the terms of Section 3(a) shall be made at the offices of the Company on a mutually satisfactory business day within 20 days after the expiration of the last applicable period described in Section 3(a) above. Delivery of certificates or other instruments evidencing such Stock duly endorsed for transfer shall be made on such date against payment of the purchase price therefor.

            (d) If effective acceptance shall not be received pursuant to
Section 3(a) with respect to all Stock offered for Transfer pursuant to the
Section 3 Offer Notice, then the Selling Group may Transfer all or any part of the Stock so offered and not so accepted at a price not less than the price, and on terms not more favorable to the purchaser thereof than upon the terms, stated in the Section 3 Offer Notice at any time within 30 days after the expiration of the Section 3 Second Offer required by Section 3(a). In the event that the Stock is not Transferred by the Selling Group during such 30-day period, the right of the Selling Group to Transfer such Stock shall expire and the obligations of this Section 3 shall be reinstated.

            (e) Anything contained herein to the contrary notwithstanding, any purchaser of Stock pursuant to Section 3 who is not then a Stockholder shall execute and deliver a joinder agreement substantially in the form of Exhibit A hereto by which a person shall be deemed to be a Stockholder for all purposes of this Agreement.

            (f) Restrictions shall terminate upon a Qualified Public Offering.

         Section 4. Tag-along Right.

            (a) In the event that a Stockholder ("Section 4 Offeror") desires to Transfer any of the shares of Stock held by such Stockholder (the "Section 4 Offer") to a Person (the "Section 4 Purchaser"), the Selling Group shall promptly forward a notice (the "Section 4 Offer Notice") complying with Section 4(b) to the Stockholders. Subject to Section 4(c), the Selling Group shall not Transfer any Stock to the Section 4 Purchaser unless the terms of the Section 4 Offer are extended to the Stockholders with respect to their Proportionate Percentage of the aggregate number of shares of Stock (on a Common Stock equivalent basis) to which the Section 4 Offer relates, whereupon each Stockholder shall be entitled to Transfer to the Section 4 Purchaser pursuant to the Section 4 Offer the Stockholder's Proportionate Percentage of the aggregate number of shares of Stock (on a Common Stock equivalent basis) to which the
Section 4 Offer relates by delivering a written notice of acceptance to the Selling Group within 15 days after delivery of the Section 4 Offer Notice.

            (b) Anything contained herein to the contrary notwithstanding, the
Section 4 Offeror shall, in addition to complying with the provisions of this
Section 4, comply with the provisions of Section 3 (it being understood that the Section 3 Offer Notice contemplated by Section 3(a) and the Section 4 Offer Notice may be included in a single notice), and each Stockholder, prior to Transferring any Stock to the Section 4 Purchaser, shall comply with the provisions of Section 3.


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            (c) Anything contained herein to the contrary notwithstanding, any purchaser of Stock pursuant to this Section 4 which is not then a Stockholder shall agree in writing to be bound by all applicable provisions of this Agreement and shall be deemed to be a Stockholder for all purposes of this Agreement.

         Section 5. Right of First Offer.

            (a) In the event that Signal desires to propose to the Company to Transfer to a Person all or substantially all of the then outstanding Stock and/or substantially all of the stock and/or equity interests of the Company, which includes more than fifty percent (50%) of the Stock owned or held by Signal (the "Section 5 Offer"), Signal shall deliver a written notice to Trident and the Founding Stockholders with respect to such Section 5 Offer, which shall be irrevocable for a period of 10 days. Trident and the Founding Stockholders shall have the right to offer (the "Section 5 Purchase Offer") to purchase that number of shares of Stock owned or held by Signal included in the Section 5 Offer in any written notice delivered to Signal within said 10-day period. Signal shall have the right to condition its acceptance of the Section 5 Purchase Offer, and Trident and the Founding Stockholders shall consent to such conditions, on only the following: (i) approval by Signal of the Section 5 Purchase Offer and (ii) execution of all agreements and documents in connection with the transactions contemplated by the Section 5 Purchase Offer within 60 Business Days after Signal's delivery of written notice to Trident and the Founding Stockholders ("Section 5 Offer Acceptance Notice") accepting the
Section 5 Purchase Offer.

            (b) Notwithstanding anything contained herein to the contrary, if either Trident and/or the Founding Stockholders shall not have made a Section 5 Purchase Offer pursuant to this Section 5 and/or (x) Trident and the Founding Stockholders or (y) Trident or the Founding Stockholders shall not have received a Section 5 Offer Acceptance Notice pursuant to Section 5(a), the terms and provisions of this Section 5 shall be of no further effect, and the terms and provisions of Section 6 shall apply to any subsequent Section 5 Offer.

         Section 6. Drag Along Right.

            Anything contained herein to the contrary notwithstanding, if at any time after the terms and provisions of Section 5 shall not apply pursuant to the terms of Section 5, the Board, with the consent of the director(s) to be appointed to the Board of Directors of the Company by Signal, shall approve (i) a bona fide arms length proposal from a Person for the Transfer, directly or indirectly, of all or a majority of the Stock of the Company to such Person,
(ii) the merger or consolidation of the Company with or into another Person in which the Stockholders will receive cash or securities of any other Person for their shares or (iii) the sale by the Company of all or substantially all of its assets to a Person, in each of the above cases for a specified price payable in cash or otherwise and on specified terms and conditions (a "Sale Proposal"), then the Board may deliver a notice (a "Required Sale Notice") with respect to such Sale Proposal to each other Stockholder (as well as each other holder of any shares of Stock) stating that Signal has approved the Sale Proposal, the Company proposes to effect the Sale Proposal and providing the identity of the Persons involved in such Sale Proposal and the terms thereof. Each such Stockholder and the members of the Group thereof, upon receipt of a Required Sale Notice, shall be obligated to sell their Stock and participate in the transaction (a


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"Required Sale") contemplated by the Sale Proposal, vote their shares of Stock in favor of such Sale Proposal at any meeting of Stockholders called to vote on or approve such Sale Proposal and otherwise to take all necessary action to cause the Company and the Stockholders to consummate such Required Sale. Any such Required Sale Notice may be rescinded by the Board, with the written consent of Signal, by delivering written notice thereof to all of the Stockholders.

         Section 7. Pre-emptive Rights.

            (a) Except in the case of Excluded Securities, the Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any (i) Stock, (ii) any other equity security of the Company, (iii) any debt security of the Company which by its terms is convertible into or exchangeable for any equity security of the Company or has any other equity feature, (iv) any security of the Company that is a combination of a debt and equity security or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any security of the Company specified in the foregoing clauses (i) through (iv), unless in each case the Company shall have first offered to sell such securities to the Stockholders (the "Offered Securities"), at each Stockholder's respective Proportionate Percentage at a price and on such other terms and conditions as shall have been specified by the Company in writing delivered to each Stockholder (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of 30 days from the date it is delivered by the Company to the Stockholder.

            (b) The Company may specify in the Offer that all or a minimum amount of the Offered Securities must be sold in such offering (to the Stockholders and/or any third parties pursuant to Section 7(d)), in which case any Notice of Acceptance (as defined below) shall be deemed conditioned upon (i) receipt of Notices of Acceptance of all or such minimum amount, as applicable, of the Offered Securities and/or (ii) the sale of all, or such minimum amount, as applicable, of the Offered Securities pursuant to Section 7(d).

            (c) Notice of the Stockholder's intention to accept, in whole or in part, an Offer shall be evidenced by a writing signed by such Stockholder and delivered to the Company prior to the end of the 30-day period of such Offer, setting forth such portion of the Offered Securities the Stockholders elect to purchase (the "Notice of Acceptance").

            (d) In the event that Notice of Acceptance is not given by the Stockholders in respect of all the Offered Securities, the Company shall have 120 days from the expiration of the foregoing 30-day period to sell all or any part of such Offered Securities as to which Notice of Acceptances have not been given by the Stockholders (the "Refused Securities") to any other person or persons, but only upon terms and conditions in all material respects, including, without limitation, unit price and interest rates, which are no more favorable to such other person or persons and no less favorable to the Company than those set forth in the Offer. Upon the closing, which shall include full payment to the Company, of the sale to such other person or persons of all the Refused Securities, the Stockholders shall purchase from the Company, and the Company shall sell to the Stockholders, the Offered Securities in respect of which Notice of Acceptances were delivered to the Company by the Stockholders, at the terms specified in the Offer.


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            (e) In each case, any Offered Securities not purchased by the
Stockholders or any other person or persons in accordance with Section 7(d) may not be sold or otherwise disposed of until they are again offered to the Stockholders under the procedures specified in Sections 7(a), (c) and (d).

            (f) The rights of the Stockholders under this Section 7 shall not apply to the following securities (the "Excluded Securities"):

            (i) (A) up to 5,000,000 shares (as adjusted equitably for stock dividends, stock splits, combinations, etc.) of Common Stock issuable upon exercise of stock options granted to officers, employees or directors of the Company or its subsidiaries pursuant to and in accordance with any Employee Plan duly authorized by the Board and/or the appropriate committee thereof, (B) shares of Common Stock issued upon conversion of shares of Series C Preferred Stock and (C) shares of Common Stock issued upon exercise of the Warrants, including in the case of (A), (B) and (C), any additional shares of Common Stock as may be issued by virtue of antidilution provisions, if any, applicable to such options or shares, as the case may be;

            (ii) Stock issued as a stock dividend or upon any stock split or other subdivision or combination of shares of Stock;

            (iii) Stock issued as part of a Qualified Public Offering; and

            (iv) Common Stock issued upon conversion of convertible securities outstanding on the date of this Agreement and disclosed on the appropriate Schedule to the Securities Purchase Agreement.

         Section 8. Irrevocable Proxy.

            (a) Each Founding Stockholder hereby grants to the Managing Purchasers and their assignees an irrevocable proxy coupled with an interest (the "Proxy") attached hereto as Exhibit B to vote the Founders Shares at each and all meetings of the stockholders of the Company, to execute and otherwise to exercise any consensual rights with respect to such Founders Shares to the same extent and with the same effect as each of the Founding Stockholders could do under any applicable agreement or instrument or any applicable laws or regulations governing the rights and powers of stockholders of the Company (collectively, the "Proxy Rights"); provided, that the exercise of any Proxy Rights requires the consent of the majority of the Managing Purchasers unless, in the sole judgment of the Majority in Interest that in order to protect its investment, the Majority in Interest requires the sole right to exercise the Proxy Rights in which case the Majority in Interest shall upon 10 days written notice to each other Managing Purchaser have the sole right to exercise the Proxy Rights until the Majority in Interest, in its sole discretion, shall deem otherwise. Anything contained in the preceding sentence to the contrary notwithstanding, the Proxy shall automatically terminate without further action upon the earliest to occur of (i) the valid and enforceable Transfer of all Stock owned by such Stockholder, (ii) a Qualified Public Offering or (iii) three years from the date hereof. The Managing Purchasers shall have the right to assign the Proxy to any of their Affiliates.


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            (b) If the Proxy granted pursuant to Section 8(a) is not valid or is otherwise ineffective for any reason, then each Founding Stockholder shall vote all of his respective Founders Shares in the same manner as the Majority in Interest votes any shares of Stock owned by the Majority in Interest at any and all meetings of the stockholders of the Company, by written consent in lieu thereof and otherwise in connection with any exercise of any consensual rights with respect to such Founders Shares.

         Section 9. Voting Agreement.

            (a) Each Stockholder shall vote all of his or its Shares (by Proxy if applicable) and shall take all other necessary or desirable actions within his or its control (whether in such Stockholder's capacity as a stockholder of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special Board and stockholder meetings), so that:

            (i) the authorized number of directors on the Board of the Company shall be established at no less than six (6) directors;

            (ii) the initial directors of the Board of the Company shall be Santo Petrocelli, Sr., Lawrence S. Polan, Frank Chiaino, Timothy P. Bradley, Michael S. Liss and Richard Sayers;

            (iii) one Person designated by the Majority in Interest and one Person designated by Trident shall have the right to observe and attend all meetings, whether held by teleconference or otherwise, of the Board of the Company and to receive all information and notices received by directors on the Board of the Company.

            (b) The consent of the director(s) designated by each of Signal and Trident to the Board will be necessary for (i) any material change or modification of the Company's business plan as agreed upon by the Managing Purchasers as of the date hereof (the "Business Plan"), (ii) the redemption of any capital stock, (iii) the issuance of securities senior to or on a parity with the Preferred Stock, (iv) the authorization or issuance of securities convertible into such senior or parity securities or (v) the amendment of the Certificate of Incorporation of the Company. The consent of the director(s) designated by Signal to the Board will be necessary for (i) any transactions with an Affiliate or related party to the Company, (ii) any merger or consolidation of the Company or any Subsidiary of the Company with any other entity, (iii) the sale of all or substantially all of the assets of the Company or its Subsidiaries, (iv) the approval or authorization of any liquidation, (v) the removal of any senior executive of the Company, (vi) the incurrence of any fund Indebtedness in excess of $500,000, (vii) the incurrence of any capital expenditures in any 12-month period in excess of $100,000, which such capital expenditures were not authorized in or by the Company's Business Plan or Operating Budget or (viii) any changes to or removal of the Company's auditor.


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         Section 10. Covenants.

            (a) The Company and the Stockholders shall take any and all necessary actions to make Exchange Act Filings (as defined in the Securities Purchase Agreement) immediately after the Closing.

            (b) The Company and the Stockholders shall take any and all necessary actions to increase the size of the Board to six (6) directors, and to appoint Charles Mahoney, Trey Farmer and Joseph Tortoretti as replacements for Santo Petrocelli, Sr., Lawrence S. Polan and Frank Chiaino effective on the Filing Expiration Date.

         Section 11. Legend on Stock Certificates.

            Each certificate representing shares of Stock issued under the Securities Purchase Agreement shall bear a legend containing the following words (in addition to any other legend required by law or applicable agreement):

            "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT DATED AS OF MAY 7, 1999, BY AND AMONG FIBERNET TELECOM GROUP, INC. AND CERTAIN HOLDERS OF THE OUTSTANDING CAPITAL STOCK OF SUCH CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF SUCH CORPORATION."

         Section 12. Additional Shares of Stock; Etc.

            In the event additional shares of Stock are issued by the Company to a Stockholder of the Company at any time during the term of this Agreement, either directly or upon the exercise or exchange of securities of the Company exercisable for or exchangeable into shares of Stock, the Company shall cause such additional shares of Stock, as a condition to such issuance, to become subject to the terms and provisions of this Agreement.

         Section 13. Duration of Agreement; Compliance.

            The rights and obligations of each Stockholder under this Agreement shall terminate as to such Stockholder upon the earliest to occur of (a) the valid and enforceable Transfer of all Stock owned by such Stockholder, and (b) a Qualified Public Offering.

         Section 14. Severability; Governing Law.

            If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York (without regard to principles of


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conflicts of laws), except to the extent that this Agreement relates to the internal laws of the Company, which shall be governed by and construed and enforced in accordance with the laws of the State of New York.

         Section 15. Successors and Assigns.

            This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, transferees, legal representatives and heirs.

         Section 16. Notices.

            All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy or sent by nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by such party to the other parties:

            if to the Company, to:

            FiberNet Telecom Group, Inc.
            570 Lexington Avenue
            New York, NY  10022
            Telephone: (212) 421-4900
            Telecopy: (212) 421-8860
            Attention: President


            if to the Stockholders, to their respective addresses set forth on Annex I hereto with a copy to:

            O'Sullivan Graev & Karabell, LLP
            30 Rockefeller Plaza
            New York, NY 10112
            Telephone: (212) 408-2400
            Telecopy: (212) 408-2420
            Attention: Gordon R. Caplan, Esq.

            All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

         Section 17. Modification.

            Except as otherwise provided herein, neither this Agreement nor any provisions hereof can be modified, changed, discharged or terminated except by an instrument in writing signed by the Company and a Majority in Interest of the Purchasers; provided, however, that no modification or amendment shall discriminate against any Stockholder without the consent of such Stockholder.

         Section 18. Headings.

            The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         Section 19. Nouns and Pronouns.

            Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

         Section 20. Entire Agreement.

            This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings with respect thereto.

         Section 21. Counterparts.

            This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the date first above written.

                                     FIBERNET TELECOM GROUP, INC.


                                     By:__________________________________
                                        Name:
                                        Title:


                                     SIGNAL CAPITAL PARTNERS, L.P.

                                     By:  Signal Capital Advisors, L.P.
                                     Its: General Partner

                                     By:  Signal Capital Advisors, Inc.
                                     Its: General Partner


                                     By:__________________________________
                                        Name:
                                        Title:


                                     TRIDENT TELECOM PARTNERS LLC

                                     By:  Trident Telecom Management LLC
                                     Its: Managing Member

                                     By:  Needham Management, Inc.
                                     Its: Managing Member


                                     By:__________________________________
                                        Name:
                                        Title:

                                     CONCORDIA TELECOM MANAGEMENT, L.L.C.


                                     By:__________________________________
                                        Name:  Michael Liss
                                        Title: Sole Member


                                     BURDEN DIRECT INVESTMENT FUND III

                                     By:  William A.M. Burden & Co., L.P.
                                     Its: Managing General Partner

                                     By:  Burden Brothers, Inc.
                                     Its: Sole General Partner


                                     By:__________________________________
                                        Name:  Jeffrey A. Weber
                                        Title: President and CEO


                                     PEQUOT SCOUT FUND, LP


                                     By:__________________________________
                                        Name:
                                        Title:


                                     PENNY LANE PARTNERS, L.P.

                                     By:  Penny Lane Associates, L.P.
                                     Its: General Partner

                                     By:  Penny Lane, Inc.
                                     Its: General Partner




                                     By:__________________________________
                                        Name:  William R. Denslow, Jr.
                                        Title: Chairman, Penny Lane, Inc.

                                     LANCER OFFSHORE, INC.


                                     By:__________________________________
                                        Name:
                                        Title:


                                     ALEXANDER ENTERPRISE HOLDINGS CORP.


                                     By:__________________________________
                                        Name:
                                        Title:


                                     KING STREET CAPITAL LTD.


                                     By:__________________________________
                                        Name:
                                        Title:


                                     KING STREET CAPITAL LP


                                     By:__________________________________
                                        Name:
                                        Title:


                                     TAURUS TELECOMMUNICATION, INC.


                                     By:__________________________________
                                        Name:
                                        Title:

                                     SMFS, INC.


                                     By:__________________________________
                                        Name:
                                        Title:


                                     LPS CONSULTANTS INC.


                                     By:__________________________________
                                        Name:
                                        Title:


                                     LTJ GROUP, INC.


                                     By:__________________________________
                                        Name:
                                        Title:

                                     ANNEX I

-----------------------------------------------------------------------------------------------------
             Stockholders                 Series C Convertible
                                             Preferred Stock                 Common Stock
-----------------------------------------------------------------------------------------------------
              Purchasers
-----------------------------------------------------------------------------------------------------
Signal Capital Partners, L.P.                  43,499.00                          0
10 E. 53rd Street, 32nd Floor
New York, NY  10022
Attn:  Timothy Bradley
Telephone: (212) 872-1180
Telecopier: (212) 208-2497
-----------------------------------------------------------------------------------------------------
Trident Telecom Partners LLC                   40,189.00                          0
350 Park Avenue, 14th Floor
New York, NY  10022
Attn:  Gerald Goldberg
Telephone: (212) 753-4718
Telecopier: (212) 753-5977
-----------------------------------------------------------------------------------------------------
Concordia Telecom Management, L.L.C.            4,728.00                          0
c/o FiberNet Telecom Group, Inc.
570 Lexington Avenue, 3rd Floor
New York, NY 10022
Attn:  Michael S. Liss
Telephone:  (212) 421-4900
Telecopier:  (212) 421-8860
-----------------------------------------------------------------------------------------------------
Burden Direct Investment Fund III               9,456.00                          0
10 E. 53rd Street, 32nd Floor
New York, NY 10022
Attn:  Jeffrey Weber
Telephone: (212) 872-1133
Telecopier: (212) 872-1199
-----------------------------------------------------------------------------------------------------
Pequot Scout Fund, LP                           9,456.00                          0
500 Nyala Farm Road
Westport, CT 06880
Attn:  Mark Broach
Telephone: (203) 429-2203
Telecopier: (203) 429-2410
-----------------------------------------------------------------------------------------------------
Penny Lane Partners, L.P.                       7,092.00                          0
767 Fifth Avenue
New York, NY 10153
Attn:  William R. Denslow Jr.
Telephone: (212) 980-4292
Telecopier: (212) 319-6046
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Lancer Offshore, Inc.                           4,728.00                          0
375 Park Avenue
New York, NY 10152
Attn:  Michael Lauer
Telephone: (212) 521-8400
Telecopier: (212) 521-8401
-----------------------------------------------------------------------------------------------------
Alexander Enterprise Holdings Corp.             8,511.00                          0
c/o Alpha Investment Inc.
499 Park Avenue, 24th Floor
New York, NY 10022
Attn:  Richard O'Connell
Telephone: (212) 702-0606
Telecopier: (212) 421-0169
-----------------------------------------------------------------------------------------------------
King Street Capital Ltd.                        2,269.00                          0
575 Lexington Avenue
New York, NY 10022
Attn:  Ara Cohen
Telephone: (212) 350-4434
Telecopier: (212) 350-4702
-----------------------------------------------------------------------------------------------------
King Street Capital LP                          2,459.00                          0
575 Lexington Avenue
New York, NY 10022
Attn:  Ara Cohen
Telephone: (212) 350-4434
Telecopier: (212) 350-4702
-----------------------------------------------------------------------------------------------------
Taurus Telecommunication, Inc.                   946.00                           0
3625 Ridge Run
Canandaigua, NY 14424
Attn: Richard Sayers
Telephone: (716) 396-0130
Telecopier: (716) 396-9237
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
        Founding Stockholders             Series C Convertible               Common Stock
                                            Preferred Stock
-----------------------------------------------------------------------------------------------------
SMFS, Inc.                                         0                          6,900,000
c/o Petrocelli Communications Company
12-12 43rd Avenue
Long Island City, NY  11101
-----------------------------------------------------------------------------------------------------
LTJ Group, Inc.                                    0                          4,025,000
c/o FiberNet Telecom Group, Inc.
570 Lexington Avenue
New York, NY 10022
-----------------------------------------------------------------------------------------------------
LPS Consultants, Inc.                              0                           575,000
c/o Petrocelli Communications Company
12-12 43rd Avenue
Long Island City, NY  11101
-----------------------------------------------------------------------------------------------------
Frank Chiaino                                      0                              0
6700 Song Hill Lane
Rochester, NY 14564
Telephone:  (716) 924-5481
Telecopier:
-----------------------------------------------------------------------------------------------------

                                                                       EXHIBIT A


                                     Joinder


            By execution of this Purchaser Joinder, the undersigned agrees to become a party to that certain Stockholders Agreement dated as of May 7, 1999 attached hereto, among FiberNet Telecom Group, Inc., a Nevada corporation, and certain of its stockholders. The undersigned shall have all the rights, and shall observe all of the obligations, applicable to a Stockholder.





Name:_______________________________
Address for Notices:                     With copies to:

____________________________________     ____________________________________

____________________________________     ____________________________________

____________________________________     ____________________________________

                                         Signature:__________________________

                                         Date:_______________________________


                                      A-1